Exhibit 10.5

Agreement to Change Loan Repayment

Creditor Lee Hojun “The Former” and debtor Glaam Co., Ltd. “The Latter” agree to change the loan repayment date as follows.

- As follows -

1. Amount of debt: KRW 30 million (KRW 30,000,000)

2. Repayment date: December 29, 2023

December 4, 2023

Creditor (The Former)	Address: Resident registration number: Name:	#265-2201, 135, Olympic-ro, Songpa-gu, Seoul (Jamsil-dong, Ricenz) 730129-1068520 /s/ Lee Hojun
Debtor (The Latter)	Address: Business registration number: Company:	298-42, Cheongbukjungang-ro, Chungbuk-eup, Pyeongtaek-si, Gyeonggi-do 211-87-65996 /s/ Glaam Co., Ltd. CEO Kim Kyungrae